DELAWARE POOLED TRUST

Registration No. 811-06322
FORM N-SAR
Annual Period Ended October 31, 2014

SUB-ITEM 77B: Accountant?s report on internal control

Accountant's report on internal control, attached as Exhibit.

SUB-ITEM 77D: Policies with respect to security investment

On November 18-20, 2014, the Board of Trustees (the ?Board?) of Delaware Pooled Trust (the ?Registrant?) voted to establish and disclose The Focus Smid-Cap Growth Equity, The Large-Cap Growth Equity, and The Select 20 Portfolios? investment authority to invest in real estate investment trusts. The Board also voted to increase the maximum permissible investment authority limitation in foreign securities for The Select 20 Portfolio. This information is herein incorporated by reference to the supplement dated November 20, 2014 to the Registrant?s prospectus dated February 28, 2014, as filed with the Securities and Exchange Commission (SEC Accession No. 0001582816-14-000640).

SUB-ITEM 77I: Terms of new or amended securities

On August 20, 2014, the Board of Trustees of Delaware Pooled Trust (the ?Registrant?) unanimously voted and approved a proposal to liquidate and dissolve The Real Estate Investment Trust Portfolio II. The liquidation and dissolution took effect on October 29, 2014. This information is herein incorporated by reference to the supplement dated August 21, 2014 to the Registrant?s prospectus dated February 28, 2014, as filed with the Securities and Exchange Commission (SEC Accession No. 0001137439-14-000312).

On August 20, 2014, the Board of Trustees of Delaware Pooled Trust (the ?Registrant?) unanimously voted and approved a proposal to liquidate and dissolve The Core Focus Fixed Income Portfolio. The liquidation and dissolution took effect on October 29, 2014. This information is herein incorporated by reference to the supplement dated August 21, 2014 to the Registrant?s prospectus dated February 28, 2014, as filed with the Securities and Exchange Commission (SEC Accession No. 0001137439-14-000314).

On August 19-21, 2014, the Board of Trustees (the ?Board?) of Delaware Pooled Trust (the ?Registrant?) voted to approve the early conversion of the Delaware REIT Fund?s Class B shares to Class A shares. In connection with this approval, the Board amended the terms of the Registrant?s Agreement and Declaration of Trust via Board resolution to permit the early conversion of Class B shares to Class A shares. The rights of Class A shares did not change.

Details related to the early conversion are incorporated herein by reference to the supplement dated August 22, 2014 to the Registrant?s registration statement dated January 28, 2014, as filed with the Securities and Exchange Commission (SEC Accession No. 0001137439-14-000321).

SUB-ITEM 77O: Transactions effected pursuant to Rule 10f-3

One (1) transaction for the annual period ended October 31, 2014 effected pursuant to Rule 10f-3, attached as Exhibit.
WS: MFG_Philadelphia: 888423: v1

WS: MFG_Philadelphia: 866253: v1